Exhibit 10.1


                                [JPMORGAN LOGO]

STEPHEN J. SZANTO
Vice President




August 18, 2003

Find SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

Attention: Peter Stone, Chief Financial Officer

Re: Amended and Restated Grid and Time Promissory Notes Dated April 1, 2003

Dear Mr. Stone:

This letter will confirm that Chase has approved the amendment of the definition of Consolidated Current Liabilities, for the purposes of calculating the ratio of current assets to current liabilities as per Section 13B of Find's Amended and Restated Term Promissory Note dated July 1, 2003 (the "Term Note") to exclude unearned retainer income. In addition, Chase approves FIND's computation of its other financial covenants under the Term Note as of June 30, 2003.


Very truly yours,

/s/Stephen J. Szanto


 JPMorgan Chase Bank 1166 Avenue of the Americas, Floor 15, New York, NY 10036
                Telephone: 212-899-1384 Facsimile: 212-899-2912
                         stephen j. szanto@jpmorgan.com